UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: August 28, 2008
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 28, 2008, KB Home (the “Company”) entered into the fifth amendment (the “Fifth Amendment”) to the Revolving Loan Agreement dated as of November 22, 2005 among the Company, the banks party thereto, and Bank of America, N.A., as Administrative Agent, as amended (the “Revolving Loan Agreement”). The Fifth Amendment, among other things:
•	reduces the aggregate commitment under the Revolving Loan Agreement from $1.3 billion to $800 million and provides that the aggregate commitment may be permanently reduced to (a) $650 million, if consolidated tangible net worth is less than or equal to $800 million but greater than $500 million, and (b) $500 million, if consolidated tangible net worth is less than or equal to $500 million;

•	reduces the sublimit for swing line loans from $100 million to $60 million;

•	reduces the sublimit for the issuance of letters of credit from $1.0 billion to $600 million;

•	reduces the amount of unrestricted cash applied to the calculation of the borrowing base by subtracting the amount of outstanding borrowings;

•	permanently amends, with certain changes, covenants regarding the following items that were amended for specified periods by the third amendment, dated as of August 17, 2007, to the Revolving Loan Agreement:
o	the minimum consolidated interest coverage ratio;

o	the maximum consolidated leverage ratio; and

o	distributions in respect of capital stock;
•	amends covenants regarding payment of subordinated obligations, the minimum level of consolidated tangible net worth and investments in subsidiaries and joint ventures; and

•	increases the applicable rates for Eurodollar borrowings, the letter of credit fee and the unused commitment fee.
     Consenting banks party to the Fifth Amendment received a fee in connection therewith.
     U.S. Bank National Association, a lender under the Revolving Loan Agreement, is the trustee with respect to the Company’s outstanding Senior Subordinated Notes and Senior Notes.
     The above description is a summary and is qualified in its entirety by the terms of the Fifth Amendment, which is filed as Exhibit 10.40 to this Current Report.
Item 9.01  Financial Statements and Exhibits
(d) Exhibits

10.40	Fifth Amendment Agreement, dated August 28, 2008, to Revolving Loan Agreement, dated as of November 22, 2005, among the Company, as Borrower, the banks party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: August 29, 2008

KB Home
By:	/s/ Wendy C. Shiba
Wendy C. Shiba
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.40	Fifth Amendment Agreement, dated August 28, 2008, to Revolving Loan Agreement, dated as of November 22, 2005, among the Company, as Borrower, the banks party thereto, and Bank of America, N.A., as Administrative Agent.